                                                                    Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                        Entex Information Services, Inc.,

                             a Delaware Corporation

                                       AND

                              Entex Holdings, Inc.,

                             a Delaware corporation


                            Dated as of June 28, 1996

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I - THE MERGER..........................................................1
      1.1   The Merger..........................................................1
      1.2   Effective Time......................................................1
      1.3   Effect of the Merger................................................2
      1.4   Articles of Incorporation; Bylaws...................................2
      1.5   Directors and Officers..............................................2
      1.6   Merger Consideration; Effect on Capital Stock.......................2
      1.7   Surrender of Certificates; Payment of Merger Consideration..........3
      1.8   No Further Ownership Rights in Parent Common Stock..................3
      1.9   Lost, Stolen or Destroyed Certificates..............................3
      1.10  Tax Consequences....................................................4
      1.11  Exchange of Parent Share Units......................................4
      1.12  Assumption of  Management Stock Incentive Plan Agreements...........4
      1.13  Assumption of Parent Stock Option Plan..............................4
      1.14  Repayment of Citibank Loan..........................................4
      1.15  Forgiveness of Intercompany Indebtedness............................4
      1.16  Termination of Putnam Group Payments................................4
      1.17  Transfer of Interests in National Teacher Academy, Inc..............5
      1.18  Transfer of Interests in Russian Investors LP.......................5
      1.19  Transfer of Automobile Lease........................................5
      1.20  Taking of Necessary Action; Further Action..........................5

ARTICLE II  -REPRESENTATIONS AND WARRANTIES OF PARENT...........................5
      2.1   Organization........................................................5
      2.2   Authorized Capitalization...........................................5
      2.3   Authority...........................................................6
      2.4   Fees................................................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF EIS.............................6
      3.1   Organization, Standing and Power....................................7
      3.2   Authority...........................................................7
      3.3   EIS Common Stock....................................................7
      3.4   Continuity of Business Enterprise...................................7
      3.5   Authorized Capitalization...........................................8


ARTICLE IV - TERMINATION, AMENDMENT AND WAIVER..................................8
      4.1   Termination.........................................................8


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

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE
                                                                             ----
      4.2   Effect of Termination...............................................8
      4.3   Amendment...........................................................8
      4.4   Extension; Waiver...................................................9
      4.5   Notice of Termination...............................................9

ARTICLE V - GENERAL PROVISIONS..................................................9
      5.1   Notices.............................................................9
      5.2   Interpretation.....................................................10
      5.3   Counterparts.......................................................10
      5.4   Entire Agreement; Assignment.......................................10
      5.5   Severability........................................................9
      5.6   Other Remedies.....................................................10
      5.7   Governing Law......................................................10
      5.8   Rules of Construction..............................................10

                                INDEX OF EXHIBITS


Exhibit         Description
-------         -----------
Exhibit A       Agreement of Merger

                      AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 28, 1996 by and between Entex Information Services, Inc., an Delaware corporation ("EIS"), and Entex Holdings, Inc., a Delaware corporation (the "Parent").


                                    RECITALS

      A. The Boards of Directors of each of EIS and Parent believe it is in the best interests of each company and their respective stockholders that EIS acquire Parent through the statutory merger of Parent with and into EIS (the "Merger") and, in furtherance thereof, have approved the Merger.

      B. EIS and Parent believe that the Merger is in the best interests of each company and their respective stockholders and, in furtherance thereof, have approved the Merger.

      C. Pursuant to the Merger, among other things, each of the issued and outstanding shares of common stock, $.001 par value, of Parent (the "Parent Common Stock") shall be converted into one (1) share of common stock of EIS, $.001 par value (the "EIS Common Stock"), all in accordance with the terms and subject to the conditions set forth in this Agreement.

      D. EIS and Parent desire to make certain representations and warranties and other agreements in connection with the Merger.

      E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                          THE MERGER; OTHER AGREEMENTS

      1.1 The Merger. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code and the Colorado Corporations Code, Parent shall be merged with and into EIS, the separate corporate existence of Parent shall cease and EIS shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. EIS as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at such time and date as EIS and Parent may mutually select. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretaries of State of the States of Delaware and Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretaries of State of the States of Delaware and Delaware of such filing being referred to herein as the "Effective Time").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Parent shall vest in EIS, and all debts, liabilities, obligations and duties of Parent shall become the debts, liabilities, obligations and duties of EIS.

      1.4 Articles of Incorporation; Bylaws.

              (a) At the Effective Time, the Articles of Incorporation of EIS, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

              (b) The Bylaws of EIS, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 Directors and Officers. The directors of EIS immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of EIS immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

      1.6 Merger Consideration; Effect on Capital Stock.

              (a) Payment of Merger Consideration. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of EIS, Parent or the holders of any shares of EIS Common Stock, each share of Parent Common Stock issued and outstanding as of immediately prior to the Effective Time will be canceled and extinguished at the Effective Time and will be converted at such time into the right to receive, upon surrender of the certificate representing such share of Parent Common Stock, one (1) share of EIS Common Stock (the "Merger Consideration"), provided that no fractional shares of EIS Common Stock shall be issued, and in lieu thereof, any fractional shares issuable to any holder after aggregating all shares of EIS Common Stock owned by such holder shall be rounded up to a whole share.

              (b) Capital Stock of EIS. Each share of common stock, par value $0.001 per share, of Parent issued and outstanding immediately prior to the Effective Time shall, following the Effective Time, represent one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate of EIS evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      1.7 Surrender of Certificates; Payment of Merger Consideration.

              (a) Exchange Agent. The Corporate Secretary of EIS shall act as exchange agent (the "Exchange Agent") in the Merger.

              (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, the aggregate Merger Consideration payable pursuant to Section 1.6 in exchange for outstanding shares of Parent Common Stock.

              (c) Exchange Procedures. Promptly after the Effective Time, Parent shall deliver the Merger consideration in exchange for certificates representing all outstanding shares of Parent Common Stock (the "Certificates"). Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Parent Common Stock, will be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration in respect of each such share.

              (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made with a record date after the Effective Time with respect to EIS Common Stock will be paid to the holder of any unsurrendered Certificate with respect to the shares of EIS Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of EIS Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of EIS Common Stock.

      1.8 No Further Ownership Rights in Parent Common Stock. All amounts paid upon the surrender for exchange of shares of Parent Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Parent Common Stock, and there shall be no further registration of transfers on the records of EIS of shares of Parent Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Parent or EIS for any reason, they shall be canceled and the Merger Consideration shall be delivered to the person entitled thereto.

      1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, EIS shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof and an agreement to indemnify EIS against any claim that may be made against EIS with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

      1.11 Exchange of Parent Share Units. In connection with the Merger, the Parent Share Unit Plan shall be amended, effective as of the Closing, to provide, among other things:

              (a) for the grant of one (1) share of EIS Common Stock in exchange for each outstanding Parent Share Unit.

              (b) for the payment by EIS of the federal and state income tax withholding associated with this exchange.

      1.12 Assumption of Management Stock Incentive Plan Agreements. In connection with the Merger, each agreement under Parent's Management Stock Incentive Plan shall be assumed by EIS subject to the amendment of each such agreement, effective as of the Closing, to provide, among other things:

              (a) that all references to Parent's Common Stock shall be deemed to refer to the EIS Common Stock issued in the Merger.

              (b) that the participant's put right in the event of his or her disability or death shall be solely at book value, not fair market value.

              (c) for the elimination of the participant's put right in the event of an involuntary termination without cause after August __, 1996.

      1.13 Assumption of Parent Stock Option Plan. In connection with the Merger, each outstanding option to acquire a share of Parent Common Stock previously granted under Parent's 1996 Stock Option Plan shall be assumed by EIS and become an option to acquire one (1) share of EIS Common Stock, effective as of the Closing.

      1.14 Repayment of Citibank Loan. In connection with the Merger, the loan from Citibank in the principal amount of $4,136,030.00 be shall repaid at the Closing.

      1.15 Forgiveness of Intercompany Indebtedness. In connection with the Merger, the intercompany indebtedness of $9,198,731.45 owed by EIS to Parent shall be forgiven at the Closing.

      1.16 Termination of Putnam Group Payments. In connection with the Merger, the monthly payments of approximately $15,000 to the Putnam Group shall terminate effective as of the Closing.

      1.17 Transfer of Interests in National Teacher Academy, Inc. In connection with the Merger, all of Parent's interest in National Teacher Academy, Inc. shall be transferred to Dort Cameron in exchange for a $295,000 reduction in the principal amount of the $3.9 million promissory note owed by Parent to Mr. Cameron ("Cameron's 1993 Note") at the Closing.

      1.18 Transfer of Interests in Russian Investors LP. In connection with the Merger, all of Parent's interest in Russian Investors LP be transferred to Dort Cameron in exchange for a $50,000 reduction in the principal amount of Cameron's 1993 Note at the Closing.

      1.19 Transfer of Automobile Lease. In connection with the Merger, all of Parent's interest in that certain $32,000 automobile lease payable from a former employee of EIS shall be transferred to Dort Cameron in exchange for a $32,000 reduction in the principal amount of Cameron's 1993 Note at the Closing.

      1.20 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest EIS with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent, the officers and directors of EIS are fully authorized in the name of Parent to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent represents and warrants to EIS as follows:

      2.1 Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Parent is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or property of Parent (a "Material Adverse Effect").

      2.2 Authorized Capitalization. The authorized capitalization of Parent consists of Eight Million (8,000,000) shares of Common Stock, of which Six Million Two Hundred Eighty-One Thousand Six Hundred Fifty-Six (6,281,656) shares have been issued and are outstanding. The shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by Parent in compliance with all applicable state and federal laws. Parent does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Parent is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, Parent's income, profits or assets, or obligating Parent to distribute any portion of its income, profits or assets.

      2.3 Authority. Parent has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. This Agreement constitutes (or shall, upon execution, constitute) a valid and legally binding obligation upon Parent, enforceable in accordance with its terms. Neither the execution and delivery of the Agreement by Parent, nor the consummation and performance of the transactions contemplated hereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which Parent is a party or by which Parent or any of its material properties or assets are bound or affected.

      2.4 Fees. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted by Parent in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which Parent has obligated itself or EIS.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF EIS

      EIS represents and warrants to Parent as follows:

      3.1 Organization, Standing and Power. EIS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EIS has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on EIS or the ability of Parent and EIS to consummate the transactions contemplated hereby.

      3.2 Authority. EIS has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. This Agreement constitutes (or shall, upon execution, constitute) a valid and legally binding obligation upon EIS, enforceable in accordance with its terms. Neither the execution and delivery of the Agreement by EIS, nor the consummation and performance of the transactions contemplated hereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement to which EIS is a party or by which EIS or any of its material properties or assets are bound or affected. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to EIS in connection with the execution and delivery of this Agreement by EIS or the consummation by EIS of the transactions contemplated hereby, except for the filing of the Certificate of Merger with the Delaware Secretary of State.

      3.3 EIS Common Stock. The shares of EIS Common Stock, when issued in the Merger in compliance with this Agreement, will be (i) validly issued, fully paid and nonassessable, (ii) issued in compliance with applicable state and federal securities laws and (iii) shall constitute an exempt security under Section 3(a)10 of the Securities Act of 1933.

      3.4 Continuity of Business Enterprise. After the Effective Time, Parent will continue a significant historic business line of EIS or use a significant portion of EIS's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

      3.5 Authorized Capitalization. The authorized capitalization of EIS consists of One Thousand (1000) shares of .001 par value Common Stock, of which Eighty-Five (85) shares have been issued and are outstanding. The shares of EIS Common Stock to be issued in the Merger have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by Parent in compliance with all applicable state and federal laws. Parent does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock whether authorized or not. Parent is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of Parent's income, profits or assets, or obligating Parent to distribute any portion of its income, profits or assets.

                                   ARTICLE IV

                        TERMINATION, AMENDMENT AND WAIVER

      4.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

              (a) by mutual consent of Parent and EIS;

              (b) by Parent or EIS if the Closing has not occurred within seventy-five (75) days following the date of this Agreement, other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Effective Time;

              (c) by Parent or EIS if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal;

              (d) by Parent if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of EIS, provided that, if such breach is curable by EIS within forty-five (45) days through the exercise of its reasonable best efforts, then for so long as EIS continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 4.1(d) unless such breach is not cured within forty-five (45) days; or,

              (e) by EIS if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent, provided that, if such breach is curable by Parent within 45 days through the exercise of its reasonable best efforts, then for so long as Parent continues to exercise such reasonable best efforts EIS may not terminate this Agreement under this Section 4.1(e) unless such breach is not cured within forty-five (45) days.

      Where action is taken to terminate this Agreement pursuant to this Section 4.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      4.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of EIS or Parent, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Article V and Article VI of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      4.3 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      4.4 Extension; Waiver. At any time prior to the Effective Time, either Parent and EIS may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      4.5 Notice of Termination. Any termination of this Agreement under Section
4.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.

                                    ARTICLE V

                               GENERAL PROVISIONS

      5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)   if to EIS, to:      Entex Information Services, Inc.
                                        Attn: John A. McKenna, Jr.
                                        6 International Drive
                                        Rye Brook, New York
                                        ph: 914-935-3600
                                        fax:  914-935-3880

              (b)   if to Parent, to:   Entex Holdings, Inc.
                                        Attn: John A. McKenna, Jr.
                                        6 International Drive
                                        Rye Brook, New York
                                        ph: 914-935-3600
                                        fax:  914-935-3880

      5.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      5.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      5.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall remain in full force and effect in accordance with their respective terms; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and EIS may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

      5.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      5.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within New Castle County, State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      5.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      IN WITNESS WHEREOF, EIS and Parent have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                       ENTEX INFORMATION SERVICES, INC.

                                       By
                                            ------------------------------------
                                            John A. McKenna, Jr., President

                                       ENTEX HOLDINGS, INC.

                                       By
                                            ------------------------------------
                                            John A. McKenna, Jr., President